UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 1, 2010
Date of report (Date of earliest event reported)

SOUTH JERSEY GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-222111	21-0398330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

                        One South Jersey Plaza, Route 54, Folsom, NJ    08037
                           (Address of Principal Executive Offices)                                  (Zip Code)

(809) 561-9000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The disclosure required by this Item is set forth in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 1, 2010, South Jersey Gas Company (the “Company”) issued $15 million aggregate principal amount of its Medium Term Notes, Series C, 2010-1, Tranche A due March 1, 2026 (the “Tranche A Notes”).  The Notes were issued pursuant to a Note Purchase Agreement dated as of March 1, 2010 among the Company and certain institutional buyers (the “Note Purchase Agreement”) and under the Company’s Indenture of Trust dated as of October 1, 1998 between the Company and The Bank of New York Mellon, as trustee, as supplemented by four Supplemental Indentures, including that certain Fourth Supplement to Indenture of Trust dated as of February 26, 2010 (the “Fourth Supplemental Indenture”).  Pursuant to the terms of the Note Purchase Agreement, on or prior to June 30, 2010 (as determined by the Company), the Company will also issue $45 million aggregate principal amount of its Medium Term Notes, Series C, 2010-1, Tranche B due on the sixteenth anniversary of their issuance (such notes, together with the Tranche A Notes, the “Notes”).  The Notes are serviced and secured by the Company’s pledged First Mortgage Bond dated September 15, 2005 in the principal aggregate amount of $100,000,000 issued under that certain Indenture of First Mortgage dated October 1, 1947 from the Company to The Bank of New York Mellon, as successor trustee to Guarantee Bank and Trust Company, as supplemented and amended.

The Tranche A Notes bear interest at an annual rate of 4.84% payable semiannually on March 1 and September 1 of each year, commencing September 1, 2010.  On March 1, 2021 and on each March 1 thereafter through March 1, 2025, the Company will be required to prepay $2,500,000 principal amount (or such lesser principal amount as may then be outstanding) of the Tranche A Notes at par and without payment of any premium.  The entire unpaid principal amount of the Tranche A Notes shall become due and payable on March 1, 2026.  The Company may prepay at any time or from time to time all or any portion of the Tranche A Notes, in an amount not less than 5% of the aggregate principal amount of all of the Notes then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount,” to be calculated as provided in the Note Purchase Agreement.

The proceeds from the sale of the Notes will be used to repay short-term indebtedness and for general corporate purposes, including funding capital expenditure requirements.

A copy of the Note Purchase Agreement is attached as Exhibit 10 hereto, a copy of the Fourth Supplemental Indenture is attached as Exhibit 4.1 hereto and a copy of the form of Tranche A Note is attached as Exhibit 4.2 hereto, and each is incorporated herein by reference.  The descriptions of the Note Purchase Agreement and Tranche A Notes is qualified in their entirety by reference to the full text of such documents.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

4.1	Fourth Supplement to Indenture of Trust dated as of February 26, 2010 between South Jersey Gas Company and The Bank of New York Mellon, as trustee.

4.2	Form of Tranche A Note.

    10.1     Note Purchase Agreement dated as of March 1, 2010 among South Jersey Gas Company and the purchasers listed therein.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: March 5, 2010	By:	/s/ David A. Kindlick
Name: David A. Kindlick Title: Sr. Vice President & Chief Financial Officer